UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 15, 2009

Comfort Systems USA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-13011	76-0526487
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Post Oak Boulevard, Suite 500 Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (713) 830-9600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On May 15, 2009, Comfort Systems USA, Inc., a Delaware corporation (the “Company”) entered into a standard form of Indemnification Agreement with the Board of Directors of the Company as well as the Named Executive Officers (William F. Murdy, William George, III, Brian E. Lane, Thomas N. Tanner, Julie S. Shaeff), and other Company officers.  The Agreement provides that, among other things, the Company will indemnify the Board of Directors, Named Executive Officers and other Company officers against certain liabilities that may arise by reason of his or her status or service with the Company, and that the Company will advance to him or her the expenses incurred as a result of a proceeding as to which he or she may be indemnified.

The above description is qualified in its entirety by the terms of the form of Indemnification Agreement, a copy of which is filed as Exhibit 10.1, and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 15, 2009, the Board of Directors (the “Board”) of the Company adopted Amended and Restated Bylaws (the “Amended Bylaws”) of the Company to reflect certain changes thereto. The revisions fall into three categories: (i) amendments conforming the Company’s Bylaws to remove certain vestiges of the Company’s early governing structure; (ii) the addition of certain board committees; and (iii) revisions to conform the titles and descriptions of the responsibilities of the officers of the Company to the titles and duties currently in use by the Company.  The amendments to the Amended Bylaws are characterized below:

•                  In Article I, Section 9, the provisions of the bylaws specifying certain procedures relevant to the time period prior to the Company issued publicly traded equities were removed;

•                  In Article II, Section 1, the provisions of the bylaws related to a staggered board, which had previously been amended by the Company, were conformed to reflect a single class of board members to conform the Amended Bylaws;

•                  In Article II, additional provisions were included to (i) clarify the Company’s authority to pay director’s fees to non-employee directors and (ii) clarify the procedure whereby related-party contracts can be validated;

•                  Article III was added to the Amended Bylaws, and this article provides that the Board is expressly permitted to form an Audit Committee, Compensation Committee, Governance and Nominating Committee, as well as other committees.  Other provisions of Article III deal with procedures and governance matters for board committees.

•                  In Article IV, the Amended Bylaws were conformed to reflect the titles of officers as used by the Company; and

•                  In Article V, certain indemnification provisions were added to clarify the Company’s authorization to maintain directors’ and officers’ insurance and to enter into indemnification agreements with certain indemnified parties.

The Amended Bylaws became effective on May 15, 2009. The foregoing summary description of the Amended Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.1 and incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

The following Exhibits are included herein:

Exhibit 3.1: Amended and Restated Bylaws of Comfort Systems USA, Inc.

Exhibit 10.1: Form of Indemnification Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 19, 2009		Comfort Systems USA, Inc.

	By:	/s/ Trent T. McKenna
Trent T. McKenna
Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

3.1	Amended and Restated Bylaws of Comfort Systems USA, Inc.

10.1	Form of Indemnification Agreement